SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                January 24, 2002
                                 Date of Report
                        (Date of Earliest Event Reported)

                         CAPITOL COMMUNITIES CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

         Nevada                      0-23450                   88-0361144
(State of Incorporation)       (Commission File No.)        (I.R.S. Employer
                                                             Identification No.)

            25550 Hawthorne Boulevard, Suite 207, Torrance, CA 90505
                    (Address of Principal Executive Offices)

                   Registrant's Telephone Number: 310-375-2266



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ITEM 5.      OTHER EVENTS.

         Resure Inc., Settlement and Related Court Orders. For background relating to this topic, see "ITEM 3. LEGAL PROCEEDINGS" in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on January 14, 2001.

         On December 20, 2001, Capitol Communities Corporation's wholly owned subsidiary, Capitol Development of Arkansas, Inc., (the "Operating Subsidiary") and Nathaniel S. Shapo, the Director of Insurance for the State of Illinois, in his Capacity as the Liquidator for Resure, Inc.("Resure"), reached a settlement agreement ("2001 Settlement Agreement")to resolve payment on the outstanding Resure loan evidenced by a first priority mortgage against approximately 701 acres of residential land located in Maumelle, Arkansas. The 2001 Settlement Agreement resolves the Resure Motions and Competing Plan of Reorganization filed by Resure with the United States Bankruptcy Code in the United States Bankruptcy Court, Eastern District of Arkansas (the "Bankruptcy Court").

         On July 21, 2000, the Operating Subsidiary, which holds substantially all of the Company's assets, filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court. Since then, the Company has continued to operate its business as a debtor-in-possession, but must seek Bankruptcy approval of the 2001 Settlement Agreement, a transaction outside the ordinary course of business.

         The Bankruptcy Court entered an Order approving the 2001 Settlement Agreement on December 20, 2001, and dismissed all pending motions by Resure, subject to the Liquidator for Resure receiving approval of the agreement from the Circuit Court of Cook County, Illinois, Chancery Division (the "Cook County Court"). The Cook County Court issued an Order approving the 2001 Settlement Agreement on January 9, 2002.

         The 2001 Settlement Agreement requires Resure to forebear from collecting on the Resure Note or entering any pleadings, hearings or other actions for a forbearance period ("Forbearance Period"). This Forbearance Period shall be through and including a date (the "Option A Date") which shall be the latter of a date (i) February 15, 2002, if the Resure Liquidator has obtained a written Order from Cook County approving the agreement on or before January 15, 2002, or (ii) a date which is one day for each day after January 15, 2002, until an Order is entered by Cook County; provided however, that if, on or before six days prior to the Option A Date, the Operating Subsidiary elects Option B by giving Resure written notice, then the Forbearance Period shall be through and including a date which shall be the latter of a date ("Option B Date")(i) April 15, 2002, if Resure Liquidator has obtained and given notice to the Operating Subsidiary of the entry of the Cook County Order prior to January 15, 2002, or
(ii) a date which is one day for each day after January 15, 2002, until an Order is entered by Cook County.

         Under the terms of the Agreement, the Liquidator for Resure agrees to accept $3,850,000 on or before the Option A Date in full satisfaction of all claims against the Operating Subsidiary. If the Operating Subsidiary elects the Option B Date, a payment of $3,987,353.95, plus simple interest at an annual rate of nine percent (9%) accrued from April 24, 2000, until the payment date will be due.

         If full payment required under Option A or Option B, is not timely rendered to Resure, the Operating Subsidiary has agreed to the entry of a Consent Foreclosure Decree and In Rem Judgment in the Pulaski County Chancery.

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ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits

Exhibit No.
----------

Exhibit 10.42 Order Resolving Motion For Relief from Stay (the 2001 Resure Agreement) dated December 20, 2001.

Exhibit 10.43 Order Permitting Withdrawal of Dismissal Motion dated December 20, 2001.

Exhibit 10.44 Order in the Cook County Court, Illinois In the Matter of the Liquidation of Resure, Inc., dated January 9, 2002.



                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2002                CAPITOL COMMUNITIES CORPORATION



                                       BY:   /s/ Michael G. Todd
                                             ------------------------
                                                 Michael G. Todd
                                                 President and Chairman of
                                                 the Board





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                                  EXHIBIT INDEX


Exhibit           Description
-------           -----------

Exhibit 10.42 Order Resolving Motion For Relief from Stay dated December 20, 2001. The Order approves the 2001 Resure Agreement between the Liquidator for Resure and Capitol Development of Arkansas, Inc.

Exhibit 10.43 Order Permitting Withdrawal of Dismissal Motion dated December 20, 2001. Motion is withdrawn by the Liquidator for Resure.

Exhibit 10.44 Order in the Cook County Court, Illinois In the Matter of the of the Liquidation of Resure, Inc., dated January 9, 2002. Liquidator for Resure's Motion for Approval of a Settlement and Compromise of a Certain Debt Owing to Resure Inc.









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